Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 20, 2006, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-133437) and related Prospectus of Riverbed Technology, Inc. for the registration of 9,645,160 shares of its common stock.

San Francisco, California

August 30, 2006

/s/ Ernst & Young LLP